CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 1996, except for Note 9, as to which the date is June 11, 1996, in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-09349) and related Prospectus of AVAX Technologies, inc. (formerly Walden Laboratories, Inc.) for the registration of 14,885,088 shares of common stock.


                                                   ERNST & YOUNG LLP



New York, New York
November 5, 1996